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                                                                   EXHIBIT 10.39

                              SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT



     This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated December 31, 1997, but effective as of January 1, 1998 (the "Effective Date"), is by and between Cambridge Industries, Inc. (the "Company") and Richard S. Crawford ("Executive").

     WHEREAS, Executive is employed by the Company pursuant to the terms of that certain Employment Agreement dated November 17, 1995 between the Company and Executive, as amended by that certain Amendment to Employment Agreement dated March 1, 1996 (collectively, the "Agreement").

     WHEREAS, the Company and Executive wish to amend the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the agreements contained in this Amendment, the parties hereto agree as follows:

     1. Paragraph 3 of the Agreement is hereby amended, effective as of the Effective Date, by adding after subparagraph (d) the following subparagraph:

               (e) In addition to the Base Salary and other benefits provided herein, Executive shall be entitled to receive from the Company a transaction fee in connection with (i) the consummation of each acquisition by the Company of an additional business, and (ii) the completion of a recapitalization of the Company, in either case in an amount equal to three quarters of one percent (3/4%) of the aggregate transaction value of such acquisition (each such payment, a "Transaction Fee"); provided that, Executive may waive the payment of a Transaction Fee in connection with any acquisition as to which Executive and the Board mutually agree that a Transaction Fee is not appropriate. For purposes of this Agreement, in the event of a recapitalization completed in connection with the acquisition of an additional business, the transaction value shall be the greater of the value of the acquisition or the amount of the recapitalization.

     2. Applicable Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by, and construed in accordance with, the law provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

     3. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective upon the
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execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by each party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Employment Agreement to be executed on December ___, 1997, effective as of January 1, 1998.


                                    CAMBRIDGE INDUSTRIES, INC.


                                    By:  __________________________
                                         Name:
                                         Title:


                                    _______________________________
                                    RICHARD S. CRAWFORD